Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                                   38-0549190
(State or other jurisdiction                (I.R.S. Employee Identification No.)
 of incorporation or organization)

        One American Road
        Dearborn, Michigan                               48126-1899
(Address of principal executive offices)                 (Zip Code)


                    FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS
                            PLAN FOR HOURLY EMPLOYEES
                            (Full Title of the Plan)

                           PETER J. SHERRY, Jr., Esq.
                               Ford Motor Company
                                  P.O. Box 1899
                               One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== =======================
                                                       Proposed maximum         Proposed maximum
        Title of                                      offering price per       aggregate offering
    securities to be            Amount to be            obligation (b)              price (b)               Amount of
       registered              registered (a)                                                            registration fee
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    35,000,000
$.01 par value                     shares                   $10.99               $384,650,000.00            $45,273.31
========================== ======================== ======================== ======================== =======================

    (a) The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity Management Trust Company, as trustee under the Master Trust established as of September 30, 1995, as amended, and as trustee under the Plan, during 2005 and during subsequent years until a new Registration Statement becomes effective.

     (b) Based on the market price of Common Stock of the Company on July 18, 2005 in accordance with Rule 457(c) under the Securities Act of 1933.

        In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                        FORD MOTOR COMPANY TAX-EFFICIENT
                        SAVINGS PLAN FOR HOURLY EMPLOYEES
                             ----------------------

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

    The contents of Registration Statements Nos. 333-110105, 333-100910, 333-72478, 333-61886, 333-40260, 333-38586, 333-37536, 333-58701, 333-49547,
333-47445, 333-27993, 33-64605, 33-61107, 33-58255, 33-54737, 33-54283,
33-50238, 33-36043, 33-19036 and 2-95018 are incorporated herein by reference.
                              --------------------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.


Exhibit 4.1  -  Amended and Restated Ford Motor Company Tax-Efficient Savings
                Plan for Hourly Employees dated Septeber 15, 2003. Filed with this Registration Statement.

Exhibit 4.2  -  Summary of an amendment to the Ford Motor Company Tax Efficient
                Savings Plan for Hourly Employees effective December 1, 2004. Filed as Exhibit 4.4 to Amendment No. 1 to Registration Statement No. 333-110105 and incorporated herein by reference.

Exhibit 4.3  -  Copy of amendment to the Ford Motor Company Tax Efficient
                Savings Plan for Hourly Employees effective April 8, 2005. Filed with this Registration Statement.

Exhibit 4.4  -  Master Trust Agreement amended and restated as of
                January 1, 2005 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed with this Registration Statement.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, a Managing Counsel and Assistant
                Secretary of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue Code. Filed with this Registration Statement.

Exhibit 15   -  Letter from Independent Registered Public Accounting Firm regarding unaudited interim financial information. Filed with this Registration Statement.


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                                       3

Exhibit 23   -  Consent of Independent Registered Public Accounting Firm.
                Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.


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                                       4


                                   SIGNATURES


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 25th day of July, 2005.



                                      FORD MOTOR COMPANY TAX-EFFICIENT
                                      SAVINGS PLAN FOR HOURLY EMPLOYEES


                                 By:  /s/Mickey Poli-Bartlett
                                      ---------------------------------
                                      Mickey Poli-Bartlett, Chairperson
                                      Tax-Efficient Savings Plan
                                      for Hourly Employees Committee



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                                       5


    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 25th day of July, 2005.


                                     FORD MOTOR COMPANY

                                     By:  William Clay Ford, Jr.*
                                        --------------------------------------
                                          (William Clay Ford, Jr.)
                                          Chairman and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                        Title                              Date
     ---------                                        -----                              ----
   William Clay Ford, Jr.*                  Director, Chairman of the Board and
---------------------------                 Chief Executive Officer
 (William Clay Ford, Jr.)                   (principal executive officer)



    John R. H. Bond*                        Director
---------------------------
   (John R. H. Bond)



    Stephen G. Butler*                      Director and Chair of                    July 25, 2005
---------------------------                 the Audit Committee
   (Stephen G. Butler)



    Kimberly A. Casiano*                    Director
---------------------------
   (Kimberly A. Casiano)



     Edsel B. Ford II*                      Director
---------------------------
    (Edsel B. Ford II)



  Irvine O. Hockaday, Jr.*                  Director
--------------------------
 (Irvine O. Hockaday, Jr.)




                                       6

     Signature                                        Title                              Date
     ---------                                        -----                              ----

     Marie-Josee Kravis*                    Director and Chair of the
---------------------------                 Compensation Committee
    (Marie-Josee Kravis)



    Richard A. Manoogian*                   Director
---------------------------
  (Richard A. Manoogian)



      Ellen R. Marram*                      Director and Chair of the
---------------------------                 Nominating and Governance
     (Ellen R. Marram)                      Committee



     Homer A. Neal*                         Director and Chair of the                July 25, 2005
---------------------------                 Environmental and Public
    (Homer A. Neal)                         Policy Committee



       Jorma Ollila*                        Director
---------------------------
      (Jorma Ollila)



       James J. Padilla*                    Director and President and
---------------------------                 Chief Operating Officer
      (James J. Padilla)



      Carl E. Reichardt*                    Director and Chair of the
---------------------------                 Finance Committee
     (Carl E. Reichardt)



     Robert E. Rubin*                       Director
---------------------------
    (Robert E. Rubin)



     John L. Thornton*                      Director
---------------------------
     (John L. Thornton)



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                                       7

     Signature                                        Title                              Date
     ---------                                        -----                              ----


                                            Vice President and
     James C. Gouin*                        Controller
---------------------------                 (principal accounting officer)
   (James C. Gouin)


                                            Executive Vice President and
     Donat R. Leclair*                      Chief Financial Officer                  July 25, 2005
---------------------------                 (principal financial officer)
   (Donat R. Leclair)



*By: /s/K. S. Lamping
   ------------------------
    (K. S. Lamping,
     Attorney-in-Fact)




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                                       8


                                  EXHIBIT INDEX
                                  -------------

                                                                                       Sequential Page
                                                                                       at which Found
                                                                                       (or Incorporated
                                                                                        by Reference)
                                                                                       ----------------
Exhibit 4.1  -  Amended and Restated Ford Motor Company Tax-Efficient
                Savings Plan for Hourly Employees dated September 15, 2003.
                Filed with this Registration Statement.

Exhibit 4.2  -  Summary of an amendment to the Ford Motor Company Tax
                Efficient Savings Plan for Hourly Employees effective
                December 1, 2004. Filed as Exhibit 4.4 to Amendment
                No. 1 to Registration Statement No. 333-110105 and incorporated herein by reference.

Exhibit 4.3  -  Copy of amendment to the Ford Motor Company Tax
                Efficient Savings Plan for Hourly Employees effective
                April 8, 2005. Filed with this Registration Statement.

Exhibit 4.4  -  Master Trust Agreement amended and restated as of
                January 1, 2005 between Ford Motor Company and Fidelity
                Management Trust Company, as Trustee. Filed with this Registration Statement.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, a Managing Counsel and
                Assistant Secretary of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code. Filed with this Registration
                Statement.

Exhibit 15   -  Letter from Independent Registered Public Accounting
                Firm regarding unaudited interim financial information.
                Filed with this Registration Statement.


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                                       9


Exhibit 23   -  Consent of Independent Registered Public Accounting
                Firm.  Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed with this Registration Statement.

Exhibit 24.2 -  Certified resolutions of Board of Directors
                authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.

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